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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         -------------------------------

                               SONICPORT.COM, INC.
                (Name of registrant as specified in its charter)
                              ---------------------

                    NEVADA                          84-1290152
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

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                                1641 20th Street
                         Santa Monica, California 90404
                                 (310) 828-1999
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)
                              ---------------------

                                   COPIES TO:

                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                        120 Newport Center Dr., Suite 200
                             Newport Beach, CA 92660
                                  949-760-6880
                              --------------------

Securities to be registered pursuant to Section 12(b) of the Act which:

Name of each exchange on which each class is to be registered:

Common Stock, par value $.0001 per share          American Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

         None


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the description of the terms of the securities prepared in compliance with Item 202 or Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and "Description of Securities" in the Registration Statement on Form 10-SB,
Registration No. 0-23365 (the "Registration Statement") filed by Sonicport.com, Inc. under its former name New World Publishing, Inc. with the Securities and Exchange Commission.

ITEM 2.  EXHIBITS.

         Pursuant to "Instructions As to Exhibits" accompanying Form 8-A, Exhibits are incorporated herein by reference from the Registration Statement.

     EXHIBIT NUMBER               DESCRIPTION
     --------------               -----------

         3A              Articles of Incorporation (1)

         3B              Articles of Amendment (1)

         3C              Bylaws (1)


(1) Filed as an Exhibit to Form 10-SB, as amended, and incorporated herein by reference.


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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           SONICPORT.COM, INC.



Date: April 17, 2000                       By: /s/ David Baeza
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                                           David Baeza
                                           President and Chief Executive Officer